Offering Statement for
Court Innovations Incorporated (“Court Innovations”)

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All Regulation CF offerings are conducted through Netcapital Funding Portal Inc. ("Portal"), an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. For inquiries related to Regulation CF securities activity, contact Netcapital Funding Portal Inc.:

Paul Riss
paul@netcapital.com

Netcapital and Portal do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  Court Innovations Incorporated

Eligibility

  The following are true for Court Innovations Incorporated:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  James Prescott

  Dates of Board Service
  01/14 - Current
  Principal Occupation
  Law Professor
  Positions with Court Innovations Incorporated

  Director

  Dates of Service
  01/14 - Current
  Business Experience

  University of Michigan

  Principal Business
  Education
  Title
  Law Professor
  Dates of Service
  06/06 - Current
  Responsibilities

  Professor of Law, Codirector, Empirical Legal Studies Center, Codirector, Program in Law and Economics

  Ted Dacko

  Dates of Board Service
  12/15 - Current
  Principal Occupation
  Business Consultant
  Positions with Court Innovations Incorporated

  Director

  Dates of Service
  12/15 - Current
  Business Experience

  Arbor Dakota

  Principal Business
  Consulting
  Title
  CEO
  Dates of Service
  04/10 - Current
  Responsibilities

  An independent consultant, mentor and board member to tech companies.

  Jack Miner

  Dates of Board Service
  06/14 - Current
  Principal Occupation
  Technology Transfer and Managing Director
  Positions with Court Innovations Incorporated

  Director

  Dates of Service
  06/14 - Current
  Business Experience

  University of Michigan

  Principal Business
  Education
  Title
  Director Venture Center
  Dates of Service
  08/13 - 09/16
  Responsibilities

  Responsible for launching startups and creating business formation infrastructure for the Office of Technology Transfer (OTT) at the University of Michigan.

  Cleveland Clinic Ventures

  Principal Business
  Health
  Title
  Managing Director
  Dates of Service
  09/16 - Current
  Responsibilities

  Responsible for building promising Cleveland Clinic inventions into successful new ventures.

  MJ Cartwright

  Dates of Board Service
  06/16 - Current
  Principal Occupation
  CEO
  Positions with Court Innovations Incorporated

  Director

  Dates of Service
  06/16 - Current
  Business Experience

  Court Innovations

  Principal Business
  Information Technology
  Title
  CEO and President
  Dates of Service
  01/14 - Current
  Responsibilities

  Responsible for the general supervision and direction of the business.

  MJ Innovations

  Principal Business
  Information Technology
  Title
  CEO
  Dates of Service
  04/11 - 07/14
  Responsibilities

  Worked with startups and growing innovative businesses.

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  James Prescott

  Positions with Court Innovations Incorporated

  Secretary

  Dates of Service
  12/15 - Current
  Responsibilities

  Responsible for minutes of all meetings and actions of directors and stockholders.

  Business Experience

  University of Michigan

  Principal Business
  Education
  Title
  Law Professor
  Dates of Service
  06/06 - Current
  Responsibilities

  Professor of Law, Codirector, Empirical Legal Studies Center, Codirector, Program in Law and Economics

  MJ Cartwright

  Positions with Court Innovations Incorporated

  CEO and President

  Dates of Service
  01/14 - Current
  Responsibilities

  Responsible for the general supervision and direction of the business.

  Business Experience

  Court Innovations

  Principal Business
  Information Technology
  Title
  CEO and President
  Dates of Service
  01/14 - Current
  Responsibilities

  Responsible for the general supervision and direction of the business.

  MJ Innovations

  Principal Business
  Information Technology
  Title
  CEO
  Dates of Service
  04/11 - 07/14
  Responsibilities

  Worked with startups and growing innovative businesses.

  Saaed Fattahi

  Positions with Court Innovations Incorporated

  CTO

  Dates of Service
  09/14 - Current
  Responsibilities

  Responsible for the architecture and technical direction of products and services.

  Business Experience

  Court Innovations

  Principal Business
  Information Technology
  Title
  CTO
  Dates of Service
  09/14 - Current
  Responsibilities

  Responsible for the architecture and technical direction of products and services.

  SF Consulting

  Principal Business
  Consulting
  Title
  Consultant
  Dates of Service
  08/12 - 08/14
  Responsibilities

  Independent software and product consulting

  Sidewalk

  Principal Business
  Consulting
  Title
  Technical Advisor
  Dates of Service
  01/14 - 01/16
  Responsibilities

  Independent software and product consulting

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  James J. Prescott

  Securities
  1,800,000
  Class
  Common Stock
  Voting Power
  34.6%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  Matterhorn, from Court Innovations, is a SaaS, cloud-based platform that allows courts to handle many high-volume infractions, disputes and outstanding warrants online. This saves citizens, courts, and law enforcement significant time and money. The product is already on the market and in use by 20 courts and over 10,000 citizens. Feedback has been so positive that courts have expanded their platform to resolve additional types of cases online.

  Problem. Prior to Matterhorn, resolving issues like open traffic tickets or warrants required law enforcement and citizens to physically go to the court. For resource-constrained courts and police departments, managing these minor disputes with in-person hearings or mediations meant long delays in scheduling, backlogs of open cases, delays in revenue realization, less time for hearing more complex disputes, and limited access to justice for citizens.

  Solution. Available for courts and citizens 24/7, the cloud- based Matterhorn platform replicates and streamlines the court’s current process in an online, asynchronous, collaborative environment. Court officials, law enforcement personnel, and citizens all “weigh-in” online on the case at a time that is convenient for each. The efficiency and financial outcomes are impressive: processing time decreased from 157 minutes to 27 minutes; 10% fewer warrants issued; and case turnover and revenue realization reduced from 1-2 months to 7 days.

  Matterhorn’s current SaaS solutions focus on dispute resolution and compliance for warrant resolution, warrant intervention (preventing the issuance of warrants), civil infraction disputes (including traffic and parking) and license restoration. These solutions (add-ons, sold separately) are the first of many applications on our product roadmap to provide online court access.

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in Court Innovations Incorporated speculative or risky:

    Court Innovations is a start-up; therefore, projections are based on limited operating data.

    As with many software solutions, there is limited protection available on intellectual property.

    Government sector sales typically have longer sales cycles.

    The court and government sector requires technology investments and upgrades. This will encourage additional competitors as the market grows.

The Offering

Court Innovations Incorporated (“Company”) is offering securities under Regulation CF, through NetCapital Funding Portal Inc. (“Portal”). Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation CF. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

The Company plans to raise between $50,000 and $499,195 through an offering under Regulation CF. In the event the Company fails to reach their offering target of $50,000, any investments made under offering will be cancelled and the investment funds will be returned to the investor.

  What is the purpose of this offering?

  National sales and marketing initiative: showcasing work in Michigan as we expand to courts and government entities through the United States.

  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$50,000	$499,195
Less: Offering Expenses	$2,450	$24,461
Net Proceeds	$47,550	$474,734
Working Capital	$47,550	$474,734
Total Use of Net Proceeds	$47,550	$474,734
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and Court Innovations Incorporated must agree that a transfer agent, which keeps the records of all of our outstanding shares of Common Stock stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Common Stock stock at an offering price of $0.62 per share.
  Do the securities offered have voting rights?
  The shares of Common Stock stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

    to the issuer;
    to an accredited investor;
    as part of an offering registered with the U.S. Securities and Exchange Commission; or
    to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
    The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
    The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Common Stock	6,000,000	4,400,000	Yes

  Options, Warrants and Other Rights

  Not applicable.

  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  All above securities are common stock which are the same as the crowdfunding securities.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?
  No.
  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  The shareholder may vote on decisions with which another investor disagrees. Depending on how other shareholders vote, the resulting outcome may conflict with an investor’s interest .

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  On September 21, 2016, the Company secured a term sheet for a preferred stock financing with a pre-financing valuation of $3M, with the assumption that such pre-financing valuation includes an available option pool equal to 10% of the fully diluted shares outstanding of the Company, on a post-financing basis. This 10% option pool equates to approximately $260,000 of the $3M valuation.

  At this time, the Company has not completed the preferred stock financing, and the option pool has not yet been increased, as described above. As such the current valuation without the increased option pool is approximately $2.7M. Factoring in the possible $500,000 crowdfunding campaign, our post-financing valuation estimate is approximately $3.2M.

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  As with any minority ownership investment, there is no significant involvement regarding the direction and operations of the business.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  As with existing investors, dilution will occur as additional shares are issued.

  Describe the material terms of any indebtedness of the issuer:
  Creditor(s)
  University of Michigan Licensing
  Amount Outstanding
  $20,000
  Interest Rate
  0.0%
  Maturity Date
  January 31, 2020
  Other Material Terms

  Creditor(s)
  University of Michigan Patent Legal Fees
  Amount Outstanding
  $7,943
  Interest Rate
  0.0%
  Maturity Date
  January 31, 2017
  Other Material Terms

  What other exempt offerings has Court Innovations Incorporated conducted within the past three years?
  None.
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  Yes.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

  Funding History: The University of Michigan’s Third Century Fund strongly believes in this online court initiative. The combination of increasing access to justice for all citizens and the national scalability of the solution attracted this grant funding – totaling $3,000,000 – to prove the initial concepts, implement pilots, establish an initial customer base that represents a growing market, and evaluate the impact of online case resolution.

  A little over a year ago, we converted all three pilots to paying customers, and we have launched 17 additional courts as customers. As we continue to bring in new customers, we are identifying and implementing new application solutions that are already being sold and launched in Matterhorn courts. The revenue from court solutions continues to build through our initiatives.

  Now that we have proven the solution in Michigan, we are expanding into other states (with our first being Ohio). Our momentum is moving us forward nationally as we contract with more courts, expand our solutions for handling more types of cases, and reach more citizens to resolve their cases. These are all key building blocks of our revenue growth.

  Revenue: Our revenues grew to $992,826 in 2015 up from $306,370 in 2014. For 2016, we are estimating over $1M in revenues. These revenues include a growth in court revenues to an estimated $50,000 in 2016 up from of $15,167 in 2015 as more courts launch with the Matterhorn platform.

  Cost of Goods Sold: Because of our software-as-a-service, cloud-based platform, we are able maintain a lower cost of goods as we increase our revenue growth in the next few years.

  Operating Expenses: As we continue our national roll-out, our operating expenses are focused primarily on sales and marketing. With our core Matterhorn platform built out and running, our development costs are balanced between product enhancements and building new solutions.

  Capital: Investment interest in Court Innovations continues to grow. We have secured a term sheet for additional investment that we anticipate closing in the first quarter of 2017. Even though this will have a dilutive impact on current shareholders, it potentially will enable faster expansion and revenue generation.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.
  See attachments:
  Combined Financial Statements
  CombinedFinancialStatements.pdf
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  CPA Review Report
  CPAReviewReport.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  Court Innovations Incorporated answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  Video Transcript: (0:00) Face it - citizens avoid court. They’re (0:07) intimidated, (0:08) they don’t have the money, they can’t get (0:10) there [honk], they’re afraid of being thrown in (0:12) jail. (0:13) This means that cases go unresolved. (0:14) Citizens eventually default and a (0:17) warrant is issued. (0:18) There’s a better way. Citizens, law (0:21) enforcement and the court can (0:23) communicate and resolve cases through (0:25) the Matterhorn online case resolution (0:27) system; it extends the court to the (0:30) people. With Matterhorn, more cases are (0:33) resolved faster while defendants and law (0:36) enforcement maintain the same voice. You (0:39) will resolve cases faster with all the (0:41) relevant information and detail at your (0:43) fingertips. Cases move through the online (0:45) system and are resolved in days, rather (0:47) than weeks Matterhorn extends your court (0:50) to the public, giving citizens the right (0:52) to be heard from the comfort of their (0:54) own homes.

  The following documents are being submitted as part of this offering:

  Governance

  Certificate of Incorporation
  CertificateofIncorporation.pdf
  Corporate Bylaws
  CorporateBylaws.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: getmatterhorn.com

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.